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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement of IAT Multimedia, Inc. (the "Company") on Form S-3 and the related Prospectus of the Company for the registration of 2,009,205 of its shares of Common Stock and to the incorporation by reference therein of our report dated March 25, 1998 with respect to the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission on April 15, 1998.



                                       /s/ Rothstein, Kass & Company, P.C.
                                       -----------------------------------
                                       ROTHSTEIN, KASS & COMPANY, P.C.



New York, New York
September 23, 1998